Exhibit 10.1

Execution Copy

NEW CENTURY FINANCIAL CORPORATION, as Issuer,

and

Wells Fargo Bank, National Association, as Trustee

INDENTURE

Dated as of July 8, 2003

Up To $210,000,000

3.50% Convertible Senior Notes due 2008

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page
“Cash Settlement Averaging Period”	13
“Cash Settlement Notice Period”	13
“Conversion Date”	13
“Conversion Obligation”	13
“Conversion Retraction Period”	13
“Conversion Trigger Price”	13
“current market price per share”	13
“Defaulted Interest”	13
“Determination Date”	13
“Expiration Date”	13
“Expiration Time”	13
“Final Notice”	13
“Fundamental Change Repurchase Date”	13
“Fundamental Change Repurchase Notice”	13
“Fundamental Change Repurchase Price”	13
“Physical Securities”	13
“Purchased Shares”	13
“Quarterly Minimum Dividend”	13
“Required Filing Dates”	13
“Rights”	13
“Rights Agreement”	13
“Second Stockholder Approval Deadline”	13
“Stockholder Approval Deadline”	13
“Stockholder Approval Default”	13
“Surviving Entity”	13
“tender offer”	13
“tendered shares”	13
“Triggering Distribution”	13
“Trigger Event”	13
Section 103. Compliance Certificates and Opinions.	14

-iv-

(continued)

-v-

(continued)

-vi-

(continued)

-vii-

TABLE OF CONTENT

(continued)

-viii-

TABLE OF CONTENT

(continued)

-ix-

SIGNATURES AND SEALS

ACKNOWLEDGMENTS

EXHIBIT A	Form of Restricted Securities Transfer Certificate
EXHIBIT B	Form of Unrestricted Securities Transfer Certificate

x

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of May 20, 2003

Trust Indenture Act Section	Indenture Section
§ 310(a)	610, 611
(a)(1)	608
(a)(2)	608
(b)	607, 609
§ 311(a)	612
§ 312(a)	701
(b)	702
(c)	702
§ 313(a)	703
(c)	703, 704
§ 314(a)	704
(a)(4)	1021
(c)(1)	103
(c)(2)	103
(e)	103
§ 315(a)	602, 903
(b)	601, 602, 903
(c)	602, 903
(d)	602, 903
(e)	514
§ 316(a)(last sentence)	101
(a)(1)(A)	(“Outstanding”)
(a)(1)(B)	502, 512
(b)	513
(c)	508
105
§ 317 (a)(1)	503
(a)(2)	504
(b)	1003
§ 318 (a)	108

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

-xi-

INDENTURE, dated as of July 8, 2003, between New Century Financial Corporation, a Delaware corporation, and Wells Fargo Bank, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of the 3.50% Convertible Senior Notes due 2008 (the “Securities” each one in principal amount of $1,000 a “Security”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

All acts and things necessary have been done to make (i) the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) this Indenture a valid agreement of the Company in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF

GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this ARTICLE ONE have the meanings assigned to them in this ARTICLE ONE, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

“2003 Stock Split” the Company’s three for two stock split, structured to be paid as a dividend on July 11, 2003.

“Affiliate” means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 10% or more of the voting Equity Interests of such Specified Person, (iii) any officer or director of the specified Person, (iv) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified Person, (v) a partnership in which the specified Person is a general partner, and (v) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interests therein, the rules and procedures of the Depositary for such Security in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Bid Solicitation Agent” means the bid solicitation agent selected by the Company (which may be the Trustee if the Trustee consents to accept such position) or any replacement designated by the Company.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of such entity and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York is located are authorized or obligated by law or executive order to close.

“Calendar Quarter” means a three month period ending on March 31, June 30, September 30 or December 31.

“Capped Shares” has the meaning set forth in Section 407.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the common stock of the Company, $.001 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of Equity Interests of the Company resulting from any reclassification or reclassifications thereof.

“Company” means New Century Financial Corporation a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of vice presidential designation), and by any one of its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Agent” means Wells Fargo Bank, National Association, or any alternative or additional conversion agent designated by the Company or any replacement designated by the Company.

“Conversion Price” means $1,000 divided by the Conversion Rate.

“Conversion Rate” means the number of shares of Common Stock into which each $1,000 of principal amount of Securities is convertible, which is initially 19.1577 shares, subject to adjustments as set forth in this Indenture. Assuming the 2003 Stock Split occurs, the Conversion Rate will be 28.7366 shares immediately after the 2003 Stock Split, assuming no other adjustments have been made since the Issue Date.

“Conversion Value” means the product of the Sale Price of a share of Common Stock on a given day multiplied by the then current Conversion Rate.

“Corporate Trust Office” means the office of the Trustee or an Affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 707 Wilshire Boulevard., 17th Floor, Los Angeles California 90017, Attention: Corporate Trust Department, with an office in New York located at 45 Broadway 12th Floor, New York, New York 10006.

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issued in the form of Global Securities, if any, The Depository Trust Company, a New York limited purpose corporation, its nominees and successors, or any other Person designated as the Depositary by the Company pursuant to Section 305(b), in each case registered as a “clearing agency” under the Exchange Act and maintaining a book-entry system that qualifies for treatment as “registered form” under Section 163(f) of the Code.

“Disqualified Equity Interests” means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity (other than upon a Fundamental Change or sale of assets by the Company in circumstances where the holders of the Securities would have similar rights), or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

“Event of Default” has the meaning specified in ARTICLE FIVE.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Time” means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“Fundamental Change” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) and (B) no “person” or “group” owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation, (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under ARTICLE EIGHT; or (v) the Company’s Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States.

A Fundamental Change will not be deemed to have occurred if either:

(1) the last Sale Price of the Common Stock for any five Trading Days within:

(i) the period of the 10 consecutive Trading Days immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change resulting solely from a Fundamental Change in clause (i) of the definition of Fundamental Change; or

(ii) the period of the 10 consecutive Trading Days immediately preceding the Fundamental Change, in the case of a Fundamental Change resulting from a Fundamental Change in clauses (ii), (iii) or (iv) of the definition of Fundamental Change, is at least equal to 105% of the quotient where the numerator is $1,000 and the denominator is the Conversion Rate in effect on such Trading Day; or

(2) in the case of a merger or consolidation, at least 95% of the consideration, excluding cash payments for fractional shares in the merger or consolidation constituting the Fundamental Change, consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

In addition, no bona fide securitization of assets shall constitute a Fundamental Change.

For purposes of clarification, a “Fundamental Change” will not be deemed to occur solely as a result of the transfer of all or substantially all of the Company’s assets to a Wholly-Owned Subsidiary of the Company where that Subsidiary assumes all or substantially all of the Indebtedness of the Company (other than the Securities).

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

“Global Security” means a Security in book-entry form in the form prescribed in Sections 202 through 204 evidencing all or part of the Securities, issued to the Depositary or its nominee and registered in the name of the Depositary or such nominee.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations for borrowed money, (ii) all obligations evidenced by notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto) (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with GAAP, and (vi) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others). The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Indebtedness guaranteed by such Person at such date.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Securities, to pay principal and interest (including Additional Interest and Additional Amounts, if any) when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

“Initial Purchasers” means Bear, Stearns & Co. Inc and Merrill Lynch, Pierce, Fenner & Smith Incorporated as initial purchasers of the Securities.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” means July 8, 2003.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

“Maturity” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity and whether by declaration of acceleration, Fundamental Change or otherwise.

“Moody’s” means Moody’s Investors Service or any successor rating agency.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be reasonably acceptable to the Trustee.

“Opinion of Independent Counsel” means a written opinion of counsel issued by someone who is not an employee of the Company and who shall be reasonably acceptable to the Trustee.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or such Affiliate (if the Company or such Affiliate shall act as the Paying Agent) for the Holders; and

(c) Securities in exchange for, or in lieu of which, other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Securities are held by a bona fide purchaser or protected purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price or amounts owed upon Stated Maturity, in accordance with this Indenture, on the Business Day following the Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be Outstanding and any cash interest (including Additional Interest and Additional Amounts, if any) on such Securities shall cease to accrue. If a Security is converted in accordance with the Indenture, then from and after the time of conversion on the Conversion Date, such Security shall cease to be Outstanding and cash interest (including Additional Interest and Additional Amounts, if any) shall cease to accrue on such Security; provided, however, that Additional Amounts may continue to accrue on the Common Stock into which each Security is converted in accordance with the Registration Rights Agreement.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Equity Interest” as applied to the Equity Interest of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 8, 2003, between the Company and the Initial Purchasers, as amended from time to time.

“Registration Statement” means any registration statement of the Company which covers any of the Securities pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Regular Record Date” for the interest payable on any Interest Payment Date means the 15th day (whether or not a Business Day) next preceding such Interest Payment Date.

“Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office or the agent of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee or the agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Securities Legend” means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon a Restricted Security.

“Restricted Securities Transfer Certificate” means a certificate substantially in the form set forth in Exhibit A.

“Restricted Security” means each Security required pursuant to Section 306 to bear a Restricted Securities Legend.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Securities” means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

“Rule 144A Information” shall be such information with respect to the Company as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

“Sale Price” of the shares of Common Stock on any date means:

(1) if the shares of Common Stock are listed on a United States national or regional securities exchange, the closing per share sale price of Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the shares of Common Stock are traded, or

(2) if the shares of Common Stock are reported by the Nasdaq National Market, as reported by the National Association of Securities Dealers Automated Quotation System or its successors.

If the Common Stock is not listed for trading on a United States national or regional security exchange and not reported by the Nasdaq National Market on the relevant date, the “Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. If no Sale Price is available as described above, the Sale Price will be the value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officer’s Certificate delivered to the Initial Purchasers at closing).

“S&P” means Standard & Poor’s Ratings Services, or any successor rating agency.

“Securities” has the meaning specified in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Price” on any date of determination means the average of the secondary market bid quotations per Security obtained by the Company or the Bid Solicitation Agent for $5,000,000 principal amount at Maturity of the Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that if at least three such bids cannot reasonably be obtained by the Company, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, such bid shall be used. If the Company cannot reasonably obtain at least one bid for $5,000,000 principal amount at Maturity of the Securities from a nationally recognized securities dealer or if, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Security Price will equal (a) the then-applicable Conversion Rate of the Securities multiplied by (b) the Sale Price of the Common Stock on such determination date. Bids used to determine the Security Price will be solicited by the Bid Solicitation Agent from securities dealers that the Company believes are willing to bid for the Securities.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 306.

“Shelf Registration Statement” means a “shelf” registration statement of the Company pursuant to the Registration Rights Agreement, which covers all or a portion of the Registrable Securities (as defined in the Registration Rights Agreement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

“Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest (including Additional Interest and Additional Amounts) is due and payable.

“Stockholder Approval” means (i) the authorization and approval by the Company’s stockholders in accordance with the Company’s bylaws and applicable law of the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to at least 50,000,000 shares and (ii) the authorization and reservation of an additional 1,340,000 shares of Common Stock by the Board of Directors of the Company free from any preemptive rights to be made available for issuance by the Company upon conversion of the Securities.

“Subsidiary” means any Person a majority of the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security. For the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Temporary Cash Investments” means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) (including the Trustee) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of

“P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank (including the Trustee) having capital and surplus in excess of $500,000,000.

“Trading Day” means a day on which the primary exchange on which the Common Stock is traded and applicable options exchanges are scheduled to be open.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Undisrupted Trading Day” means a Trading Day on which the Common Stock does not experience the following during the entire regular Trading Day:

(a) any suspension of or limitation imposed on trading of the Common Stock on any national or regional securities exchange or association or over-the-counter market,

(b) any event (other than an event listed in the (c) below) that disrupts or impairs the ability of market participants in general (i) to effect transactions in or obtain market values for the Common Stock on any relevant national or regional securities exchange or association or over-the-counter market, or (ii) effect transactions in or obtain market values for, futures or options contracts relating to the Common Stock on any relevant national or regional securities exchange or association or over-the-counter market, or

(c) any relevant national or regional securities exchange or association or over-the-counter market on which the Common Stock trades closes on any exchange business day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such business day.

“Unrestricted Securities Transfer Certificate” means a certificate substantially in the form set forth in Exhibit B.

“Volume Weighted Average Price” per share on any trading day will be the volume weighted average price as displayed on Bloomberg (Bloomberg key-strokes:NCEN UQ <equity>AQR)on the NASDAQ from 9:30 AM to 4:00 PM (New York City time) on that Trading Day (or if such volume weighted average price is not available, the market value of one share on such Trading Day as the Company determines in good faith using a volume weighted method).

“Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly-Owned Subsidiary” means a Subsidiary all the Equity Interests of which are owned by the Company or another Wholly-Owned Subsidiary.

Section 102. Other Definitions.

Term	Defined in Section
“Act”	105
“Additional Amounts”	202
“Additional Interest”	407
“Agent Members”	305(a)
“Cash Amount”	403
“Cash Settlement Averaging Period”	403
“Cash Settlement Notice Period”	402
“Conversion Date”	402
“Conversion Obligation”	402
“Conversion Retraction Period”	403
“Conversion Trigger Price”	401(a)
“current market price per share”	408(g)
“Defaulted Interest”	309
“Determination Date”	408(d)
“Expiration Date”	408(e)
“Expiration Time”	408(e)
“Final Notice”	403
“Fundamental Change Repurchase Date”	1401(a)
“Fundamental Change Repurchase Notice”	1401(c)
“Fundamental Change Repurchase Price”	1401(a)
“Physical Securities”	305
“Purchased Shares”	408(e)
“Quarterly Minimum Dividend”	408
“Required Filing Dates”	1008
“Rights”	416
“Rights Agreement”	416
“Second Stockholder Approval Deadline”	407
“Stockholder Approval Deadline”	407
“Stockholder Approval Default”	407
“Surviving Entity”	801(a)
“tender offer”	408(f)
“tendered shares”	408(f)
“Triggering Distribution”	408(d)
“Trigger Event”	408(c)

Section 103. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any other obligor on the Securities shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 104. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or other obligor of the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or other obligor of the Securities stating that the information with respect to such factual matters is in the possession of the Company or other obligor of the Securities, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture, if made in the manner provided in this Section 105. The fact and date of the execution by any person of any such instrument or writing or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient in accordance with such reasonable rules as the Trustee may determine.

(b) The ownership of Securities shall be proved by the Security Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

In the absence of any such record date fixed by the Company, regardless as to whether a solicitation of the Holders is occurring on behalf of the Company or any Holder, the Trustee may, at its option, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Trustee shall have no obligation to do so. Any such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than a date such solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 106. Notices, etc., to Trustee and the Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company or any other obligor of the Securities shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at the Corporate Trust Office, Attention: Corporate Trust Division, or at any other address previously furnished in writing to the Holders, the Company, any other obligor of the Securities, by the Trustee; or

(b) the Company shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company addressed to it at New Century Financial Corporation, 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612, Attention: President, or at any other address previously furnished in writing to the Trustee by the Company. A courtesy copy of any notice to the Company shall be (but is not required to be) mailed to O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attention: David J. Johnson, Jr.

Section 107. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 108. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 111. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113. Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

Section 114. Legal Holidays.

In any case where any Interest Payment Date or Stated Maturity or other payment date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity or other payment date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Stated Maturity, or other payment date to the next succeeding Business Day.

Section 115. Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 116. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 117. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

ARTICLE TWO

SECURITY FORMS

Section 201. Forms Generally.

The Securities and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this ARTICLE TWO, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The terms and provisions contained in the form of Securities set forth in Sections 202 through 204 shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 202. Form of Face of Security.

(a) The form of the face of any Security authenticated and delivered hereunder shall be substantially as follows.

All Securities which are Global Securities must contain the Global Securities legend provided below. Unless and until a Security is sold under an effective Registration Statement pursuant to the Registration Rights Agreement, then each Security shall bear the legend for Restricted Securities provided below on the face thereof.

NEW CENTURY FINANCIAL CORPORATION.

3.50% CONVERTIBLE SENIOR NOTE DUE 2008

[If the Security is a Global Security, insert the following legend] — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A

NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[If this Security is a Restricted Security insert the following legend (the “Restricted Securities Legend”)] — THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

(2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY

SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, AND IN EACH OF THE FOREGOING CASES, SUBJECT TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY BEING COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST THEREIN IS TRANFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.

NEW CENTURY FINANCIAL CORPORATION

3.50% CONVERTIBLE SENIOR NOTE DUE 2008

Cusip No.:

No:	$

NEW CENTURY FINANCIAL CORPORATION, a corporation duly existing and qualified under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                      DOLLARS ($                    ) [(or such lesser amount as shall be the outstanding principal amount of this Note listed on Schedule A hereto)] semi-annually in arrears on January 3 and July 3 in each year commencing on January 3, 2004 (each, “an Interest Payment Date”) at the rate of 3.50% per annum, until the principal hereof is paid or made available for payment.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each payment of cash interest on this Security will include interest accrued through the day before the applicable Interest Payment Date (or Fundamental Change Repurchase Date or, in certain circumstances, Conversion Date, as the case may be).

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the June 17 or December 18 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such Defaulted Interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Subject to the terms of the Indenture, Additional Interest (as defined under the Indenture) will accrue on the Securities in the event the Company does not obtain stockholder approval to increase its authorized common stock within 120 days of the date hereof (the “Stockholder Approval”). Additional Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be paid on Interest Payment Dates to the Person whose name the Security is registered at the close of business on the Regular Record Date.

The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of July 8, 2003, between the Company and the Initial Purchasers, including the provisions contained therein regarding the payment of Additional Amounts (as defined therein). Any Additional Amounts due pursuant to the Registration Rights Agreement will be payable in cash on the Interest Payment Dates related to the Securities. The Additional Amounts will be determined by multiplying the applicable Additional Amounts rate by the principal of the Securities, multiplied by a fraction the numerator of which is the number of days such Additional Amounts rate was applicable during the period, and the denominator of which is 360.

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. If any of the Securities are held by the Depositary, payments of interest (including Additional Interest and Additional Amounts) to the Depositary may be made by wire transfer to the Depositary.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All references in this Security or in the Indenture to “interest” or “accrued and unpaid interest” shall be deemed to include, to the extent applicable, a reference to Additional Interest and Additional Amounts.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the

Indenture by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated: [ , 2003]	NEW CENTURY FINANCIAL CORPORATION

By:

Attest:

Secretary

Section 203. Form of Reverse of Securities.

The form of the reverse of the Securities shall be substantially as follows:

NEW CENTURY FINANCIAL CORPORATION

3.50% CONVERTIBLE SENIOR NOTE DUE 2008

1. Indenture.

This Security is one of a duly authorized issue of Securities of the Company designated as its 3.50% Convertible Senior Notes due 2008 (herein called the “Securities”), limited in principal amount up to $210,000,000, which may be issued under an indenture (herein called the “Indenture”), dated as of July 8, 2003, between the Company and Wells Fargo Bank, NATIONAL ASSOCIATION, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Indenture does not limit other Indebtedness of the Company or its Subsidiaries, secured or unsecured.

2. Ranking.

This Security constitutes a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness the Company has incurred or may incur, ranking senior in right of payment to any future Indebtedness that is expressly made subordinate to the Securities and ranking subordinate to secured Indebtedness the Company has incurred.

3. No Redemption.

No sinking fund is provided for the Securities. The Securities will not be subject to redemption before maturity.

4. Repurchase Upon a Fundamental Change.

If there is a Fundamental Change (as defined in the Indenture), the Company must offer to purchase all Outstanding Securities on the Fundamental Change Repurchase Date at a purchase price equal to 100% of the principal amount plus any accrued and unpaid interest to the Fundamental Change Repurchase Date. Holders of Securities that are subject to an offer to purchase will receive a written notice from the Company within 20 days after the occurrence of a Fundamental Change and may elect to have such Securities or portions thereof in authorized denominations purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below. Holders have the right to withdraw their election by delivering a written notice of withdrawal to the Paying Agent at any time prior to one Business Day immediately before the Fundamental Change Repurchase Date.

5. Conversion.

Under the circumstances provided for in, and subject to compliance with the provisions of, the Indenture, a Holder of a Security may, at such Holder’s option, convert such Security (or any portion thereof equal to denominations of $1,000 or multiples of $1,000) into shares of Common Stock at the Conversion Rate in effect at the time of conversion; provided, however, that the conversion rights are subject to the following: (A) prior to the Stockholder Approval, the Company’s obligation to pay cash in lieu of Common Stock as described further in the Indenture and (B) after the Stockholder Approval, the Company’s right to pay Common Stock, cash or a combination of cash and Common Stock.

Notwithstanding the foregoing, if the Security is submitted or presented for repurchase pursuant to ARTICLE FOURTEEN of the Indenture, the conversion right will terminate at the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for repurchase (unless the Company shall default in paying the Fundamental Change Repurchase Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be).

The Company will notify Holders of any event triggering the right to convert the Security as specified above in accordance with the Indenture.

A Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such notice is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 19.1577 shares of Common Stock per $1,000 principal amount, subject to adjustment under certain circumstances. Assuming the 2003 Stock Split occurs, the Conversion Rate will be 28.7366 shares immediately after giving pro forma effect to the 2003 Stock Split, assuming no other adjustments have been made since the Issue Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, and (d) pay any transfer or similar tax, if required. The Conversion Agent may assume that any Holder that delivers a conversion notice is entitled to convert this Security without independent verification.

A Holder may convert a portion of the Securities of this series only in denominations of $1,000 or multiples of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of Securities of this series, that portion of accrued and unpaid interest, including Additional Interest, if any, on such Securities attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the original issue date) through the Conversion Date with respect to such converted Securities shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock, or in lieu of Common Stock, the cash value of such Common Stock or a combination of Common Stock and the cash value of such Common Stock into which the Security is convertible (together with any cash payment in lieu of fractional shares) in exchange for such Securities being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock or in lieu of Common Stock, the cash value of such Common Stock or a combination of Common Stock and the cash value of such Common Stock into which the Security is convertible (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest (including Additional Interest, if any), accrued through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), shall be treated as issued in exchange for the principal amount of such Securities being converted pursuant to the provisions hereof.

6. Calculations.

The Company will be responsible for making all calculations called for under this Security. These calculations include, but are not limited to, determinations of accrued interest, including Additional Interest, Additional Amounts, the Conversion Price, the Fundamental Change Repurchase Price, the Sale Price of the Company’s Common Stock and other calculations related to a Holder’s conversion rights. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on any Holder of this Security. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations with independent verification. The Trustee may forward the Company’s calculations to any Holder of this Security upon request.

7. Events of Default.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

8. Transfer; Exchange; Registration.

If this Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 of the principal amount and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

If this Security is a Global Security, except as described below, it is not exchangeable for a Security or Securities in certificated form. The Securities will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the Securities, (ii) the Company so determines or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security and such Event of Default or event continues for a period of 90 days. Upon any such issuance, the Trustee is required to register such certificated Security in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Security, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder or to a prospective purchaser of such Security who such Holder informs the Company is reasonably believed to be a Qualified Institutional Buyer, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

9. Amendment.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage of the principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of the principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

10. No Impairment of Obligations.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor upon the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

11. Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

12. No Recourse Against Others.

A director, officer, employee, incorporator or stockholder, of the Company, as such, will not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

13. Authentication.

This Security shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication duly executed by the Trustee by manual or facsimile signature of an authorized officer.

14. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities.

15. Defined Terms.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

New Century Financial Corporation

18400 Von Karman Avenue, Suite 1000

Irvine, CA 92612

Attention: Corporate Secretary

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to ARTICLE FOURTEEN (Fundamental Change Notice) of the Indenture, check the Box:    ☒.

If you wish to have a portion of this Security purchased by the Company pursuant to ARTICLE FOURTEEN, of the Indenture, state the amount: $                 .

If certificated, the certificate numbers of the Securities to be delivered for repurchase are             .

Date:                          Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:    ☒

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name, fill in the form below:

__________________________________________________________________

(insert other person’s name)

__________________________________________________________________

(insert other person’s social security or tax identification number)

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

(insert other person’s address and zip code)

Date:

Signature:

Section 204. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be included on the Securities and shall be substantially in the form as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Securities referred to in the within-mentioned Indenture.

Wells Fargo Bank, N.A., As Trustee

By:

Authorized Signatory

ARTICLE THREE

THE SECURITIES

Section 301. Title and Terms.

The initial amount of Securities which will be authenticated and delivered under this Indenture is $175,000,000 in principal amount of Securities (which may be increased up to $210,000,000 if the sole book-running manager exercises its overallotment option in full), except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906 or ARTICLE FOURTEEN.

The Securities shall be known and designated as the “3.50% Convertible Senior Notes due 2008” of the Company. The Stated Maturity of the Securities shall be July 3, 2008. On the Stated Maturity the Company shall pay to the Holder of the Securities the principal amount of the Securities held by such Holder plus accrued and unpaid interest (including Additional Interest and Additional Amounts), if any. The Securities shall bear cash interest at an annual rate of 3.50% of the principal amount from July 8, 2003 or the most recent Interest Payment Date to which interest has been paid or provided for. Cash interest on the Securities is payable semi-annually in arrears on January 3 and July 3 of each year, with the first Interest Payment Date being January 3, 2004, and will be computed on a semi-annual basis of a 360-day year comprised of twelve 30-day months. Each payment of cash interest on this Security will include interest accrued through the day before the applicable Interest Payment Date (or Fundamental Change Repurchase Date or, in certain circumstances, Conversion Date, as the case may be).

Any Additional Amounts payable pursuant to the Registration Rights Agreement, will be deemed to be interest for purposes of this Indenture.

The principal and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that at the option of the Company interest may be paid (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) by wire transfer in immediately available funds to an account specified (not later than one Business Day prior to the applicable Interest Payment Date) by the Holder thereof. If any of the Securities are held by the Depositary, payments of interest may be made by wire transfer to the Depositary. The Trustee is hereby initially designated as the Paying Agent under this Indenture.

The Securities shall be convertible into Common Stock of the Company subject to the terms of and to the extent described in ARTICLE FOUR.

The Securities shall not be redeemable.

The Securities shall be repurchased, at the option of the Holder, upon a Fundamental Change as provided in ARTICLE FOURTEEN of this Indenture.

Section 302. Denominations.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 of the principal amount and any integral multiple thereof.

Section 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President or one of its Vice Presidents attested by its Secretary or one of its Assistant Secretaries. The signature of any officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

In case the Company, pursuant to ARTICLE EIGHT, shall be consolidated, merged with or into any other Person or shall sell, assign, convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a sale, assignment, conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to ARTICLE NINE, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

Section 304. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 305. Global Securities.

(a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear a legend as set forth in Section 202(a); provided, however, the Securities are eligible to be in the form of a Global Security.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b) Transfers of the Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Under the circumstances described in this Section 305, beneficial owners shall obtain physical securities in the form set forth in Sections 202, 203 and 204 (“Physical Securities”) in exchange for their beneficial interests in a Global Security in accordance with the Depositary’s and the Securities Registrar’s procedures. In connection with the execution, authentication and delivery of such Physical Securities, the Security Registrar shall reflect on its books and records a decrease in the principal amount of the Global Security equal to the principal amount of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount. The Securities will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is not willing or no longer willing or able to provide securities depository services with respect to the Securities and a successor depositary is not appointed by the Company within 90 days, (ii) the Company, in its sole discretion, so determines or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security and such Event of Default or event continues for a period of 90 days.

(c) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (b) of this Section 305 to beneficial owners who are required to hold Physical Securities, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

(d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to subsection (b) of this Section 305, a Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in a Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(e) Any Physical Security delivered in exchange for an interest in Global Securities pursuant to subsection (c) or subsection (d) of this Section 305 shall, except as otherwise provided in Section 307, bear the Restricted Securities Legend.

(f) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(g) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Depositary’s customary procedures. Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

Section 306. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee or an agent thereof or of the Company shall initially be the “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Securities shall be required to be reflected in a book entry.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities of the same series which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer, or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 305, 306, 307, 308, 906 or ARTICLE FOURTEEN not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

Every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Section 202(a), and the restrictions set forth in this Section 306, and the Holder of each Restricted Security, by such Holder’s acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 306 upon the transferability of any particular Restricted Security shall cease and terminate on (a) the later of two years from their date of issuance or two years after the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Security (or any predecessor of such Restricted Security) or (b) (if earlier) if and when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 or under the Securities Act (or any successor provision), unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provisions). Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provision of this Section 306 (accompanied, in the event that such restrictions on transfer have terminated pursuant to Rule 144 (or any successor provision), by an Opinion of Counsel satisfactory to the Company and the Trustee, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 (or any such successor provision)), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend. The Company shall inform the Trustee of the effective date of any Registration Statement registering the Securities under the Securities Act no later than two Business Days after such effective date.

Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 306, Section 304, 308, 906 or otherwise, shall also be a Global Security and bear the legend specified in Section 202(a).

Section 307. Special Transfer Provisions.

Unless and until a Security is sold under an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply (except to the extent inconsistent with the Applicable Procedures):

(a) Restricted Securities Legend. Rule 144A Global Securities and their successor securities shall bear a Restricted Securities Legend, subject to the following:

(1) subject to the following clauses of this Section 307(a), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security while represented thereby;

(2) subject to the following clauses of this Section 307(a), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by such other Security;

(3) All Securities included on or sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective successor securities, shall not bear a Restricted Securities Legend (and in such event the Company shall exchange a Global Security which bears the Restricted Securities Legend, in whole or in part, for one or more Global Securities which do not have such legend);

(4) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Transfer Certificate substantially in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this ARTICLE THREE; and

(5) a new Security which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this ARTICLE THREE.

(b) General. By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Section 308. Mutilated, Destroyed, Lost and Stolen Securities.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser or protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section 308, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security issued pursuant to this Section 308 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 308 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 309. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 309, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 310. Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on such Security, for the purpose of conversion and for all other purposes whatsoever, including payment of any Fundamental Change Repurchase Price, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

Section 311. Cancellation.

All Securities surrendered for payment, purchase, conversion, registration of transfer or exchange shall be delivered to the Trustee (even if initially surrendered to a Person other than the Trustee) and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 311 or for any Securities that any Holder has converted pursuant to this Indenture, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

Section 312. Computation of Interest.

Interest on the Securities shall be computed on the semi-annual basis of a 360-day year of twelve 30-day months.

Section 313. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities.

ARTICLE FOUR

CONVERSION

Section 401. Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this ARTICLE FOUR, at the option of the Holder, any Security may be converted, unless previously repurchased or converted,

into duly authorized, fully paid and nonassessable shares of Common Stock, if any of the conditions to conversion set forth in Section 401(b) are satisfied.

Conversion rights are subject to the following: (A) prior to the Stockholder Approval, the Company’s obligation to pay cash in lieu of Common Stock as described in the paragraph below and (B) after the Stockholder Approval, the Company’s right to pay Common Stock, cash or a combination of cash and Common Stock.

Until the Company obtains the Stockholder Approval, the Company will deliver upon conversion (other than a conversion pursuant to Section 401(b)(2)): (i) an amount of cash equal to the lesser of (A) the principal amount of the Securities to be converted, or (B) the aggregate Conversion Value of such Securities, and (ii) a number of shares of Common Stock, not to exceed 14.9600 shares (after the 2003 Stock Split, 22.4400 shares) of Common Stock per Security, equal to the quotient of (i) the excess (if any) of the aggregate Conversion Value of such Securities over their aggregate principal amount divided by (ii) the arithmetic average of the Volume Weighted Average Prices of the Common Stock during the Cash Settlement Average Period. Notwithstanding the foregoing, until the Company obtains the Stockholder Approval, the aggregate shares of Common Stock the Company may deliver pursuant to this ARTICLE FOUR will be limited to the Capped Shares.

After the Company obtains the Stockholder Approval, the Company will deliver, upon conversion (other than a conversion pursuant to Section 401(b)(2), Common Stock, cash or a combination of cash and Common Stock and the aggregate number of shares the Company may deliver pursuant to this ARTICLE FOUR will no longer be limited to the Capped Shares.

To the extent a Holder converts one or more Securities pursuant to Section 401(b)(2), the Company will deliver: (i) prior to Stockholder Approval, an amount of cash equal to the lesser of (A) the aggregate Conversion Value of such Securities, or (B) the principal amount of such Securities, or (ii) if such conversion occurs after the Stockholder Approval, such Holder will receive cash, Common Stock or a combination of cash and Common Stock set forth in Section 403(a)(4).

(b) Subject to and in compliance with this ARTICLE FOUR, the Securities or any portion thereof may be converted if any of the conditions to conversion set forth in this Section 401(b) are satisfied.

(1) Conversion Upon Satisfaction of Common Stock Price Conditions

Any Holder may surrender all or any portion of his or her Securities for conversion (at the then applicable Conversion Rate) during any calendar quarter if the Sale Price of the Common Stock for at least 20 Trading Days in the 30 Trading Day period ending on the last day of the preceding calendar quarter is greater than or equal to 110% of the Conversion Price (the Sale Price of the Common Stock at or above which the Securities may be converted being referred to herein as the “Conversion Trigger Price”). Upon satisfaction of this condition the Securities will remain convertible until Stated Maturity.

The initial Conversion Trigger Price per share is $57.42 (and, assuming the 2003 Stock Split occurs, will be $38.28 assuming no other adjustments have been made since the Issue Date).

(2) Conversion Upon Satisfaction of Security Price Conditions

Any Holder may surrender all or any portion of his or her Securities for conversion during the five consecutive Trading Day period following any 10 consecutive Trading Day period in which (A) the Security Price of the Securities for each Trading Day during such 10-day period was less than 105% of the Conversion Value for the Securities and (B) the Conversion Value for each Trading Day during such 10-day period was less than 90% of the principal amount per Security.

(3) Conversion Upon a Credit Rating Event

Any Holder may surrender all or any portion of his or her Securities for conversion at any time at the then-applicable Conversion Rate during any period in which the Securities are rated by either Moody’s or S&P and the credit rating initially assigned to the Securities by Moody’s or S&P is downgraded by two or more levels or the Securities cease to be rated; provided, however, that the Company has no obligation to have the Securities rated. For purposes of clarity, a credit rating will be deemed to have moved by two levels if, for example, it moves two notches within a category (e.g., BB+ to BB-).

(4) Conversion Upon Specified Corporate Transactions

Any Holder may surrender all or any portion of his or her Securities for conversion at any time at the then-applicable Conversion Rate if (A) the Company distributes to all holders of its shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days of the record date for such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Sale Price of the Common Stock at the time of the announcement of such distribution, (B) the Company distributes to all holders of its shares of Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, which distribution (together with all other distributions covered by this clause (B) not triggering a conversion right during the preceding 12 months) has a per share value exceeding 5% of the Sale Price of the Common Stock on the day preceding the declaration date for the distribution, or (C) a Fundamental Change occurs. In each case, the Security may be surrendered for conversion into shares of Common Stock at any time after the Company provides notice of such event (1) until the earlier of the close of business on the Business Day immediately prior to the Ex-Dividend Time or the date of the Company’s announcement that the distribution will not take place, in the case of a distribution, or (2) until 40 days thereafter, in the case of a Fundamental Change. The Company will provide notice to the Holders at least 20 days prior to the Ex-Dividend Time for a distribution or within 20 business days of the occurrence of a Fundamental Change, as the case may be, of the occurrence of any such event. In the case of a distribution, Holders may not convert Securities if they will otherwise participate in the distribution without conversion as a result of holding the Securities.

In addition, any Holder may surrender all or any portion of his or her Securities for conversion at any time at the then-applicable Conversion Rate if the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 413 hereof. In such event, the Security may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction. In the event a Holder does not convert its Security during this time period, such Holder will be entitled to receive, upon conversion, the kind and amount of cash, securities or other property that it would have received if it had converted its Security immediately prior to such consolidation, merger or binding share exchange.

(c) The Company shall determine on a daily basis whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (b)(1) or clause (b)(2) above and, if the Securities shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Securities shall become convertible pursuant to Section 401, the Company or, at the Company’s written request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 402, and the Company shall also publicly announce such information and publish it on the Company’s web site (or otherwise broadly disseminate the information in any manner deemed reasonable by the Company). Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Notwithstanding the foregoing, if a Security is submitted or presented for repurchase pursuant to ARTICLE FOURTEEN, such conversion right shall terminate at the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Fundamental Change Repurchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). If such Security is submitted or presented for purchase pursuant to ARTICLE FOURTEEN and is then subsequently withdrawn, such conversion right shall no longer be deemed terminated, and the Holder of such Security may convert such Security pursuant to this Section 401.

A Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice pursuant to Section 1401 exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Fundamental Change Repurchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with Sections 1402.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this ARTICLE FOUR.

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

Section 402. Conversion Procedures.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Conversion Agent may assume that any Holder that delivers such conversion notice is entitled to convert the Security without independent investigation.

Within 5 Trading Days after receiving the conversion notice (the “Cash Settlement Notice Period”), if the Company is paying all or any part of its obligation (the “Conversion Obligation”) in cash (except for cash paid in lieu of fractional shares), then the Company will send a notice to the Holder stating the following:

(1) the Conversion Rate;

(2) the name and address of the Conversion Agent;

(3) the CUSIP number, if any, relating to such Securities.

(4) the dollar amount to be satisfied in cash (which must be expressed either as 100% of the obligation or as a fixed dollar amount), provided that the Company will pay cash for fractional interests in shares of Common Stock;

(5) that Securities must be surrendered to the Conversion Agent prior to the conversion being paid in cash or shares of Common Stock;

(6) briefly, the conversion rights of the Securities, and that the Holder must satisfy the requirements set forth in the Indenture in order to convert the Securities;

(7) whether the conversion notice is subject to withdrawal and the procedures for withdrawal;

(8) that, unless the Company defaults on the conversion that interest on Securities surrendered for purchase will cease to accrue on and after the Conversion Date

The settlement procedures upon conversion are set forth in Section 403 and 404. The Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of Common Stock (or a combination of cash and Common Stock) as set forth in this Indenture, and cash for any fractional shares pursuant to Section 405. The Company shall set forth the full number of shares and the amounts of the required cash in lieu of fractional shares in an Officers’ Certificate delivered to the Conversion Agent. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed on such date. Upon conversion of a Security, such person shall no longer be deemed a Holder of such Security.

Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date for an interest payment to the opening of business on the next succeeding Interest Payment Date shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the aggregate principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of Defaulted Interest by the Company. Except as otherwise provided in this Section 402, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder.

Nothing in this Section 402 shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

If the last day on which Securities may be converted is not a Business Day in a place where the Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.

Except as otherwise stated in this Indenture, the Company will not make any payment in cash or Common Stock or any other adjustment for accrued and unpaid interest (including Additional Interest) or dividends in connection with the issuance of any Common Stock issued upon conversion of the Securities. On conversion of Securities, except as otherwise stated herein, a Holder will not receive any cash payment or additional shares in respect thereof representing, accrued and unpaid cash interest (including Additional Interest). Delivery by the Company to the Holder of the full number of shares of Common Stock into which the Securities are convertible, or the cash value of such Common Stock or a combination of Common Stock and the cash value of such Common Stock into which the Securities are convertible (together with any cash payment in lieu of fractional shares), will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and to satisfy its obligation to pay any accrued and unpaid interest (including Additional Interest) attributable to the period from the Issue Date through the Conversion Date. As a result, any accrued and unpaid cash interest (including Additional Interest) is deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued cash interest (including Additional Interest and Additional Amounts), if any, will be payable upon any conversion of the Securities at the option of the Holder made concurrently with or after acceleration of the Securities following an Event of Default under the Securities.

Section 101. Settlement Procedures Upon Conversion After the Stockholder Approval.

(a) If at the time of receipt of the Holder’s conversion notice, the Company has obtained the Stockholder Approval and the Company receives the conversion notice on or prior to the day that is 30 Trading Days before Stated Maturity (the “Final Notice Date”) the following settlement procedures will apply:

(1) If the Company timely elects to pay cash for any portion of Common Stock otherwise issuable to the Holder, the Holder may retract the conversion notice at any time during the 2 Trading Day period beginning on the day after the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period “). No such retraction may be made (and a Holder’s conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of Common Stock (other than cash in lieu of fractional shares).

(2) If the conversion notice has not been retracted, then settlement (in cash and/or Common Stock) will occur on the third Trading Day following the final day of the 20 Trading Day period beginning on the third Trading Day following the final day of the Conversion Retraction Period (the “Cash Settlement Averaging Period “).

(3) The settlement amount for conversion (other than a conversion pursuant to Section 401(b)(2)) will be computed as follows:

(i) If the Company elects to satisfy the entire Conversion Obligation in Common Stock, then the Company will deliver the number of shares equal to (A) the aggregate principal amount of Securities to be converted divided by $1,000 and multiplied by (B) the Conversion Rate.

(ii) If the Company elects to satisfy the entire Conversion Obligation in cash, then the Company will deliver cash in an amount equal to the product of (A) a number equal to the aggregate principal amount of Securities to be converted divided by $1,000 and multiplied by the Conversion Rate and (B) the arithmetic average of the Volume Weighted Average Prices of Common Stock during the Cash Settlement Averaging Period.

(iii) If the Company elects to satisfy a portion (other than 100%), of the Conversion Obligation in cash the Company will deliver such cash amount (“Cash Amount”) and the number of shares of Common Stock equal to the greater of (A) zero and (B) the excess, if any, of:

a. the number of shares equal to the aggregate principal amount of Securities to be converted divided by $1,000 and multiplied by the Conversion Rate, minus

b. the number of shares that are equal to the quotient of the Cash Amount divided by the arithmetic average of the Volume Weighted Average Prices of Common Stock during the Cash Settlement Averaging Period.

(4) The settlement amount for a conversion pursuant to Section 401(b)(2)) will be calculated as follows:

(i) If the Company elects to pay the Conversion Obligation in cash, then the Company will deliver the lesser of:

a. the aggregate principal amount of Securities to be converted, or

b. the product of (A) a number equal to the aggregate principal amount of Securities to be converted divided by $1,000 multiplied by the Conversion Rate and (B) the arithmetic average of the Volume Weighted Average Prices of Common Stock during the Cash Settlement Averaging Period.

(ii) If the Company elects to pay the Conversion Obligation in Common Stock, then the Company will deliver the number of shares equal to the lesser of:

a. the aggregate principal amount of Securities to be converted divided by $1,000 and multiplied by the Conversion Rate, or

b. the aggregate principal amount of Securities to be converted divided by the Sale Price of the Common Stock on the last Trading Day preceding the Conversion Date.

(iii) If the Company elects to satisfy a portion (other than 100%) of the Conversion Obligation in cash, the Company will deliver such Cash Amount and the number of shares of Common Stock equal to the lesser of:

a. (X) the aggregate principal amount of Securities to be converted divided by $1,000 and multiplied by the Conversion Rate, minus (Y) the quotient of the Cash Amount divided by the arithmetic average of the Volume Weighted Average Price of a share of Common Stock during the Cash Settlement Averaging Period, or

b. (X) the aggregate principal amount of Securities to be converted divided by the Sale Price of the Common Stock on the last Trading Day preceding the Conversion Date, minus (Y) the quotient of the Cash Amount divided by the arithmetic average of the Volume Weighted Average Price of a share of Common Stock during the Cash Settlement Averaging Period.

(b) If at the time of at the time of receipt of the Holder’s conversion notice, the Company has obtained the Stockholder Approval and the Company receives a Holder’s notice of conversion after the Final Notice Date, the following settlement procedures will apply:

(1) If the Company chooses to satisfy all or any portion of the Conversion Obligation in cash, the Company will have notified Holders through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the Final Notice Date.

(2) Settlement amount will be computed and settlement dates will be determined in the same manner as set forth in Section 403(a)(3) with respect to a conversion other than pursuant to Section 401(b)(2) (and as set forth in Section 403(a)(4) with respect to a conversion pursuant to Section 401(b)(2)) except that the Cash Settlement Averaging Period shall be the 20 Trading Day period that begins on the date that is the 23rd Trading Day prior to Stated Maturity.

(3) Settlement in cash will occur on the third Trading Day following the final day of such Cash Settlement Averaging Period and settlement in Common Stock will occur at Stated Maturity.

(4) A Holder cannot retract such Holder’s conversion notice if the Holder delivers the notice after the day that is 30 Trading Days prior to the Stated Maturity (and the conversion notice therefore will be irrevocable).

(c) Notwithstanding the foregoing Section 403(a) and 403(b):

(1) If any Trading Day during a Cash Settlement Averaging Period is not a Undisrupted Trading Day, then determination of the price for that day will be delayed until the next Undisrupted Trading Day on which no price observation is occurring in relation to that Cash Settlement Averaging Period (whether because that day is a Trading Day during the Cash Settlement Averaging Period or because another delayed price observation is being made on that day). If this would result in a price being observed later than the eighth Trading Day after the last of the original 20 Trading Days in the Cash Settlement Averaging Period, then the Company will determine all prices for all delayed and undetermined prices on that eighth Trading day based on the Company’s good faith estimate of the Common Stock’s value on that date.

(2) If any Trading Day during a Cash Settlement Averaging Period is not an Undisrupted Trading Day, settlement (in cash and/or Common Stock) will occur on the third Trading Day following the final day on which a price is observed in relation to such Cash Settlement Averaging Period.

Section 404. Settlement Procedures Upon Conversion Prior to the Stockholder Approval.

(a) If at the time of receipt of the Holders’ notice of conversion (other than a conversion pursuant to Section 401(b)(2)), the Company has not obtained the Stockholder Approval, the Company will satisfy the conversion notice by delivering:

(1) an amount of cash equal to the lesser of (i) the aggregate principal amount of Securities to be converted, or (ii) the aggregate principal amount of Securities to be converted divided by $1,000 and multiplied by the Conversion Value; and

(2) a number of shares of Common Stock equal to the quotient of (i) the excess, if any, of (A) the aggregate principal amount of Securities to be converted divided by $1,000 and multiplied by the Conversion Value, over (B) the aggregate principal amount of Securities to be converted, divided by (ii) the arithmetic average of the Volume Weighted Average Price of the Common Stock during the Cash Settlement Averaging Period; subject to a maximum of 14.9600 shares (after the 2003 Stock Split, 22.4400 shares) of Common Stock per Security (or a maximum of the Capped Shares for the aggregate principal amount of Securities). The Cash Settlement Averaging Period will be calculated in the same manner and will be the same period calculated in Section 403.

(b) If at the time of receipt of the Holders’ notice of conversion pursuant to 401(b)(2), the Company has not obtained the Stockholder Approval, the Company will satisfy the conversion notice by delivering an amount of cash equal to the lesser of:

(1) the aggregate principal amount of Securities to be converted, or

(2) the aggregate principal amount of Securities to be converted divided by $1,000 and multiplied by the Conversion Value.

Section 405. Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the Sale Price of the Common Stock on the third Trading Day prior to the Conversion Date.

Section 406. Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent shall refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 407. Company to Provide Stock.

(a) Until the Company obtains the Stockholder Approval, the maximum number of shares of Common Stock that may be delivered pursuant to this ARTICLE FOUR is limited to 3,140,000 shares (and assuming the 2003 Stock Split occurs, shall be 4,170,000 shares immediately after the 2003 Stock Split, assuming no other adjustments have been made since the Issue Date) (the “Capped Shares”).

(b) The Company hereby agrees to use its reasonable best efforts to obtain the Stockholder Approval within 120 days from the date hereof (the “Stockholder Approval Deadline”) If the Stockholder Approval is not obtained by the Stockholder Approval Deadline (the “Stockholder Approval Default”), then the Company hereby agrees to pay additional interest (“Additional Interest”) on the Securities from and including the day following the Stockholder Approval Deadline to but excluding the earlier of (i) the 91st day after the Stockholder Approval Deadline and (ii) the day on which the Stockholder Approval Default has been cured, in an amount equal to .25% per annum on the principal amount of the Securities then Outstanding. If the Stockholder Approval is not obtained within 90 days from the Stockholder Approval Deadline (the “Second Stockholder Approval Deadline”), then the Company hereby agrees to pay Additional Interest on the Securities from and including the 91st day after the Stockholder Approval Deadline to, but excluding, the day on which the Stockholder Approval Default has been cured in an amount equal to 0.75% per annum on the principal amount of the Securities then Outstanding. For clarification, the Additional Interest of 0.75% per annum is in substitute for, and not in addition to, the Additional Interest of 0.25% per annum applicable only for the first 90 days after the Stockholder Approval Deadline. The Company shall give the Trustee written notice if it does not obtain the Stockholder Approval by the Stockholder Approval Deadline or the Second Stockholder Approval Deadline. The Company shall also give the Trustee written notice if it obtains the Stockholder Approval.

(c) After Stockholder Approval is obtained, the Company shall, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

(d) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

Section 408. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b) In case the Company shall issue rights, warrants or options to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 408) on the record date for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Rate in effect immediately prior thereto shall be adjusted by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible), and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate Conversion Price of the Securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the Conversion Price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as defined in Section 408(g) herein). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued). No adjustment shall be made hereunder if as a result the Conversion Rate would decrease.

(c) In case the Company shall distribute to all or substantially all holders of its Common Stock any Equity Interests of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding dividends or distributions referred to in subsection (a)(i) or (ii) of this Section 408), or shall distribute to all or substantially all holders of its Common Stock rights, warrants or options to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 408), then in each such case the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the current market price per share of Common Stock (determined as provided in subsection (g) of this Section 408) on such record date and the denominator shall be such current market price less the fair market value (as determined by the Board of Directors whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, and other assets to be distributed or of such subscription rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 408(c) (and no adjustment to the Conversion Rate under this Section 408(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 408(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

(d) In case the Company shall, by dividend or otherwise, at any time make a distribution solely in cash to all or substantially all holders of its Common Stock that satisfies the conditions described in any of (1), (2) or (3) below (a “Triggering Distribution”), then the Conversion Rate will be adjusted as set forth in the corresponding subsection; provided, however, that no adjustment shall be made to the Conversion Rate under subsections (2) or (3) below that would cause the Conversion Rate to exceed the Maximum Conversion Rate (as determined in accordance with subsection (5) below).

(1) If the distribution is neither a quarterly dividend nor any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by this subsection (d)(1) by a fraction (A) the numerator of which shall be (I) the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 408) on the Business Day (the “Determination Date”) immediately preceding the day on which the Triggering Distribution is declared by the Company, plus (II) the number obtained by dividing the total amount of cash so distributed to all holders of Common Stock by the number of shares of Common Stock outstanding on the Determination Date and (B) the denominator of which shall be such current market price per share of Common Stock on the Determination Date. Such adjustment shall become effective immediately prior to the opening of business following the date on which the Triggering Distribution is paid; provided that, in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the market price per share of Common Stock on the Determination Date, an adequate adjustment provision shall be made so that each holder of Securities shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security immediately prior to such distribution.

(2) If the distribution is a quarterly dividend that equals or exceeds the Quarterly Minimum Dividend (as determined in accordance with subsection (d)(4) of this Section 408) and that exceeds per share of Common Stock the greater of (x) the per share of Common Stock quarterly cash dividend paid for the prior quarter (which per share amount shall be adjusted for changes in the number of shares of Common Stock described in subsection (a) of this Section 408) to the extent such prior quarterly dividend did not result in a Conversion Rate adjustment under this subsection (d)(2), and (y) 0.4375% of the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 408) on the Determination Date, then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by this subsection (d)(2) by a fraction (A) the numerator of which shall be (I) the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 408) on the Determination Date, plus (II) the excess of the cash distributed per share of Common Stock over the greater of the per share amount specified in clause (x) or clause (y) above and (B) the denominator of which shall be such current market price per share of Common Stock on the Determination Date. Such adjustment shall become effective immediately prior to the opening of business following the date on which the Triggering Distribution is paid; provided that, in the event the excess portion of the cash so distributed per share of Common Stock is equal to or greater than the current market price per share of Common Stock on the Determination Date, an adequate adjustment provision shall be made so that each holder of Securities shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security immediately prior to such distribution.

(3) If the distribution is a quarterly dividend that is less than the Quarterly Minimum Dividend (as determined in accordance with subsection (d)(4) of this Section 408) and is less, per share of Common Stock, than the lesser of (x) the per share of Common Stock quarterly cash dividend paid for the prior quarter (which per share amount shall be adjusted for changes in the number of shares of Common Stock described in subsection (a) of this Section 408) to the extent such quarterly dividend did not result in a Conversion Rate adjustment under this subsection (d)(3), and (y) 0.25% of the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 408) on the Determination Date, then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by this subsection (d)(3) by a fraction (A) the numerator of which shall be (I) the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 408) on the Determination Date, less (II) the excess of the lesser of the per share amount specified in clause (x) or clause (y) above over the cash distributed per share of Common Stock and (B) the denominator of which shall be such current market price per share of Common Stock on the Determination Date. Such adjustment shall become effective immediately prior to the opening of business following the date on which the Triggering Distribution is paid.

(4) For the purpose of any computation under this subsection (d) of Section 408, the “Quarterly Minimum Dividend” shall be $0.15 per share of Common Stock (and, assuming the 2003 Stock Split occurs, shall be $0.10 per share immediately after the 2003 Stock Split, assuming no other adjustments have been made since the Issue Date), which per share amount shall be adjusted inversely to any changes in the Conversion Rate made pursuant to the provisions of this Section 408 other than this subsection (d).

(5) For purposes of any computation under this subsection (d) of Section 408, the “Maximum Conversion Rate” means the maximum number of shares of Common Stock into which each $1,000 principal amount of Securities is convertible, subject to adjustment in the same manner as the Conversion Rate described herein, except no adjustment will be made to the Maximum Conversion Rate as a result of a cash distribution under subsection (d)(2) or (d)(3) of this Section 408. The Maximum Conversion Rate is initially 23.5516. Following the 2003 Stock Split, the Maximum Conversion Rate will be 35.3274, assuming no further adjustments have been made since the Issue Date.

(e) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) (other than a transaction in connection with the creation of a Wholly-Owned Subsidiary of the Company which would hold all or substantially all of the Company’s broadcast operations and would assume all or substantially all of the Company’s debt other than the Securities) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Rate adjustment pursuant to this Section 408 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Rate adjustment pursuant to this Section 408 has been made, exceeds an amount equal to 5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 408) as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”) multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 408) as of the Expiration Time, and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of the Common Stock (as determined in accordance with subsection (g) of this Section 408) as of the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 408(e) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 408(e).

(f) For purposes of Section 408(d) or 408(e), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(g) For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 408, the current market price per share of Common Stock (the “current market price per share”) on any date shall be deemed to be the average of the daily Sale Price for the 10 consecutive Trading Days immediately preceding and including (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (d) or (e) of this Section 408 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 408. For purposes of this Section 408, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

(h) In any case in which this Section 408 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 408, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 411) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other Equity Interests of the Company issuable upon such conversion over and above the shares of Common Stock and other Equity Interests of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

(i) Whenever adjustments to the Conversion Rate are called for pursuant to ARTICLE FOUR, such adjustments shall be made to the Conversion Rate as may be necessary or appropriate to effectuate the intent of this ARTICLE FOUR and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

Section 409. No Adjustment.

No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 409 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this ARTICLE FOUR shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. After an adjustment is made to the Conversion Rate, any subsequent event requiring adjustment shall cause an adjustment to the Conversion Rate as adjusted.

No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 410. Adjustment for Tax Purposes.

Upon 15 days prior notice to the Trustee and the Holders, the Company shall be entitled to make increases in the Conversion Rate, in addition to those required by Section 408, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders or other similar event shall not be taxable or shall be taxable to a lesser degree to such stockholders.

Section 411. Notice of Adjustment.

Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee and the Conversion Agent an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the

Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 412. Notice of Certain Transactions.

In the event that:

(a) the Company takes any action which would require an adjustment in the Conversion Rate;

(b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(c) there is a dissolution or liquidation of the Company,

then in each such case the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 412.

Section 413. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 408); (b) any consolidation, merger, binding share exchange or combination to which the Company is a party as a result of which the holders of Common Stock shall be entitled to receive stock, securities or other properties or assets with respect to or in exchange for such Common Stock, other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, in each case in which holders of the Company’s Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Common Stock, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this ARTICLE FOUR. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 413 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

In the event the Company shall execute a supplemental indenture pursuant to this Section 413, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

The provisions of this Section 413 shall not apply to transactions in connection with the creation of a Wholly-Owned Subsidiary of the Company which would hold all or substantially all of the Company’s broadcast operations and would become a primary obligor under all or substantially all of the Company’s Indebtedness (other than the Securities).

Section 414. Trustee’s Disclaimer.

The Trustee shall have no duty to determine when an adjustment under this ARTICLE FOUR should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 411. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this ARTICLE FOUR.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 413, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 411.

Section 415. Voluntary Increase.

The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the Board of Directors determines that such increase would be in the best interest of the Company and the Company provides 15 days prior notice to the Holders, the Trustee and the Conversion Agent of any increase in the Conversion Rate.

Section 416. Rights Issued in Respect of Common Stock Issued Upon Conversion.

Each share of Common Stock issued upon conversion of Securities pursuant to this ARTICLE FOUR shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement requires that each share of Common Stock issued by the Company (including those that might be issued upon conversion of Securities) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this ARTICLE FOUR, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any Rights Agreements, or the termination or invalidation of Rights.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

“Event of Default”, wherever used herein, means any one of the following events which has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of ARTICLE TWELVE or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) there shall be a default in the payment of any interest on any Security (including Additional Interest and Additional Amounts) when it becomes due and payable, and such default shall continue for a period of 30 days;

(b) there shall be a default in the payment of the principal of (or premium, if any) on any Security at its Maturity (upon acceleration, required repurchase or otherwise);

(c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (a) or (b) or in clause (ii) or (iii) of this clause (c)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (z) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; (ii) there shall be a default in the performance or breach of the provisions of ARTICLE EIGHT; or (iii) the Company shall have failed to make or consummate an offer to repurchase Securities upon a Fundamental Change in accordance with the provisions of ARTICLE FOURTEEN;

(d) there shall have occurred a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries whether such Indebtedness now exists, or is created after the date of this Indenture, which default (i) involves the failure to pay principal of or any premium or interest on such Indebtedness when such Indebtedness becomes due and payable at the stated maturity thereof, and such default shall continue after any applicable grace period or (ii) results in the acceleration of such Indebtedness prior to the stated maturity thereof without cured, waived or annulled for a period of 20 days after written notice (1) to the Company by the Trustee or (2) to the Company by the Holders of at least 25% in the aggregate principal amount of the Outstanding Securities, and, in the case of (i) or (ii), the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness so unpaid at its stated maturity or the stated maturity of which has been so accelerated, aggregates $10,000,000 or more;

(e) there shall be a failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

(f) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(g) (i) the Company or any Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

(ii) the Company or any Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

(iii) the Company or any Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(iv) the Company or any Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Subsidiary or of any substantial part of its respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or

(v) the Company or any Subsidiary takes any corporate action authorizing any such actions in this paragraph (g).

The Company shall deliver to the Trustee within five Business Days after the occurrence thereof, written notice, in the form of an Officers’ Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto. Unless the Corporate Trust Office of the Trustee has received written notice of an Event of Default of the nature described in this Section 501, the Trustee shall not be deemed to have knowledge of such Event of Default for the purposes of ARTICLE FIVE or for any other purpose.

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Sections 501(f) and (g)), shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall, declare an amount equal to the principal amount of the Securities plus accrued and unpaid cash interest (including Additional Interest and Additional Amounts) thereon through the date of such declaration to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceeding. If an Event of Default specified in clause (f) or (g) of Section 501 occurs and is continuing, then an amount equal to the principal amount of all the Securities through the occurrence of such event, together with any accrued and unpaid cash interest (including Additional Interest and Additional Amounts) through the occurrence of such event, shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this ARTICLE FIVE provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(2) all overdue interest (including Additional Interest and Additional Amounts) on all Securities,

(3) the principal amount on any Securities which have become due otherwise than by such declaration of acceleration and interest (including Additional Interest and Additional Amounts) thereon at a rate borne by the Securities, and

(4) to the extent that payment of such interest is lawful, interest upon overdue interest (including Additional Interest and Additional Amounts) at the rate borne by the Securities; and

(b) all Events of Default, other than the non-payment of the principal amount and any accrued and unpaid cash interest (including any unpaid Additional Interest and Additional Amounts) on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 513.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a) default is made in the payment of any interest (including Additional Interest and Additional Amounts) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, subject to ARTICLE TWELVE, the whole amount then due and payable on such Securities for the principal amount through such date and premium, if any, and accrued and unpaid cash interest (including Additional Interest and Additional Amounts), with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, subject however to Section 512.

Section 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, interest, Additional Interest, Additional Amounts or the Fundamental Change Repurchase Price of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of the principal amount, interest, Additional Interest, Additional Amounts, or the Fundamental Change Repurchase Price of the Securities owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) subject to ARTICLE TWELVE, to collect and receive any moneys, securities or other property payable or deliverable upon any conversion or exchange of Securities or upon any such claims and to distribute the same;

and any custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505. Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this ARTICLE FIVE or otherwise on behalf of the Holders or the Trustee pursuant to this ARTICLE FIVE, or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this ARTICLE FIVE shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 606;

SECOND: Subject to ARTICLE TWELVE, to the payment of the amounts then due and unpaid upon the Securities for principal amount, interest, Additional Interest, Additional Amounts, or the Fundamental Change Repurchase Price of the Securities, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

THIRD: Subject to ARTICLE TWELVE, the balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 507. Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount at Maturity of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, but subject to ARTICLE TWELVE, the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal amount or the Fundamental Change Repurchase Price of the Securities and (subject to Section 309) interest (including Additional Interest and Additional Amounts on such Security ) on the Stated Maturity expressed in such Security (or, in the case of repurchase on the repurchase date), and to convert the Securities in accordance with ARTICLE FOUR hereof, and to institute suit for the enforcement of any such payment or the right to convert, and such rights shall not be impaired without the consent of such Holder, subject to ARTICLE TWELVE.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE FIVE or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability; and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

This Section 512 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 513. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

(a) in the payment of the principal amount of, premium, if any, or any accrued and unpaid interest (including Additional Interest and Additional Amounts) on any Security or Fundamental Change Repurchase Price; or

(b) in respect of a failure to convert any security into Common Stock, cash, or a combination of cash and Common Stock as provided in ARTICLE FOUR or elsewhere in this Indenture; or

(c) in respect of a covenant or a provision hereof which under ARTICLE NINE cannot be modified or amended without the consent of a higher percentage of the principal amount of the Outstanding Securities affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

This Section 513 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 514 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder pursuant to Section 508 hereof.

Section 515. Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Fundamental Change Repurchase Price, plus accrued and unpaid interest (including Additional Interest and Additional Amounts) on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601. Notice of Defaults.

Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 602. Certain Rights of Trustee.

Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence of the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document; provided, that the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

(i) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company, except as otherwise provided herein;

(j) money held in trust by the Trustee need not be segregated from other funds except to the extent required by law, except as otherwise provided herein;

(k) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

Section 603. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

The Company will be responsible for making all calculations called for under this Security. These calculations include, but are not limited to, determinations of accrued interest, including Additional Interest and Additional Amounts, the Fundamental Change Repurchase Price, the Sale Price of the Company’s Common Stock and other calculations related to a Holder’s conversion rights. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on any Holder of this Security. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations with independent verification. The Trustee may forward the Company’s calculations to any Holder of this Security upon request.

Section 604. Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, Security Registrar, Conversion Agent, Bid Solicitation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar, Conversion Agent, Bid Solicitation Agent or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar, Conversion Agent, Bid Solicitation Agent or such other agent.

Section 605. Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. The Trustee may invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the written directions of the Company. The Trustee shall not be liable for any losses incurred in connection with any investments made in accordance with this Section 605, unless the Trustee acted with gross negligence or in bad faith. With respect to any losses on investments made under this Section 605, the Company is liable for the full extent of any such loss.

Section 606. Compensation and Indemnification of Trustee, Conversion Agent and Bid Solicitation Agent and the Trustee’s Prior Claim.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) set forth in a letter agreement executed by the Company and the Trustee, as such agreement may be amended or supplemented, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence or bad faith on such Trustee’s part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and such Trustee’s duties hereunder, including enforcement of this Indenture and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability (whether asserted by any Holder, the Company or any other Person) in connection with the exercise or performance of any of its powers or duties under this Indenture. The obligations of the Company under this Section 606 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

The Company covenants and agrees to pay to the Conversion Agent from time to time, and the Trustee shall be entitled to, such reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to the extent set forth in a letter agreement executed by the Company and the Conversion Agent, as such agreement may be amended or supplemented, and the Company covenants and agrees to pay or reimburse the Conversion Agent and each predecessor Conversion Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Conversion Agent and each predecessor Conversion Agent for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Conversion Agent’s compensation hereunder) or expense incurred without negligence or bad faith on such Conversion Agent’s part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and such Conversion Agent’s duties hereunder, including enforcement of this Indenture and also including any liability which the Conversion Agent may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability (whether asserted by any Holder, the Company or any other Person) in connection with the exercise or performance of any of its powers or duties under this Indenture. The obligations of the Company under this Section 606 to compensate and indemnify the Conversion Agent and each predecessor Conversion Agent and to pay or reimburse the Conversion Agent and each predecessor Conversion Agent for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

All payments and reimbursements pursuant to this Section 606 shall be made with interest at the rate borne by the Securities.

As security for the performance of the obligations of the Company under this Section 606, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 606 shall not be subordinate to any other liability or indebtedness of the Company (even though the Securities may be so subordinate), and the Securities shall be subordinate to the Trustee’s right to receive such payment.

Section 607. Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 608. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. The Trustee shall be a participant in the Depository Trust Company and FAST distribution systems. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this ARTICLE SIX. The Corporate Trust Office shall initially be located at Wells Fargo Bank, National Association, 707 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Department.

Section 609. Resignation and Removal; Appointment of Successor Trustee.

(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this ARTICLE SIX shall become effective until the acceptance of appointment by the successor trustee under Section 610.

(b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving 30 days written notice thereof to the Company. Upon such resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

(c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e) If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee. If, within one year after such removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 610. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges then unpaid, such retiring Trustee shall, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 606.

No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 610 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this ARTICLE SIX and shall have a combined capital and surplus of at least $100,000,000.

Upon acceptance of appointment by any successor Trustee as provided in this Section 610, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 609. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 611. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under Trust Indenture Act Section 310(a) and this ARTICLE SIX and shall have a combined capital and surplus of at least $100,000,000, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 612. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 702. Disclosure of Names and Addresses of Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act 312(c). Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

Section 703. Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and to the extent required by Trust Indenture Act Section 313(a).

Section 704. Reports by Company.

The Company shall:

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit or cause to be transmitted by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to by filed by the Company, pursuant to Subsections (a) and (b) of this Section 704 as may be required by rules and regulations prescribed from time to time by the Commission.

Notwithstanding the foregoing, but solely to the extent permitted by the Trust Indenture Act, if the Company merges or consolidates with or sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets to a direct or indirect Wholly-Owned Subsidiary of the Company in a transaction or series of transactions in which such Subsidiary assumes all or substantially all of the Indebtedness of the Company (other than the Securities) and the Company remains the obligor on the Securities, and as a result of such transactions the Company and this Wholly-Owned Subsidiary are permitted by the rules and regulations of the Commission to file and/or submit periodic reports collectively on behalf of the consolidated Company, then in such event the Company shall be deemed to comply with this ARTICLE SEVEN to the extent the filings by the Company together with such Wholly-Owned Subsidiary comply with the rules and regulations of the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER,

CONVEYANCE, TRANSFER OR LEASE

Section 801. Company May Consolidate, etc., Only on Certain Terms.

(a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1) either (i) the Company shall be the continuing corporation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis (the “Surviving Entity”) shall be a corporation, a limited liability company, limited partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and the Registration Rights Agreement, and this Indenture and the Registration Rights Agreement shall remain in full force and effect;

(2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, the Company may merge or consolidate with or into to sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets to a direct or indirect Wholly-Owned Subsidiary of the Company without complying with the above provisions in a transaction or series of transactions in which the Company remains the obligor on the Securities.

Section 802. Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Registration Rights Agreement and the Securities with the same effect as if such successor had been named as the Company herein and in the Securities. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest (including Additional Interest and Additional Amounts), if any, on the Securities and the Registration Rights Agreement.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures and Agreements without Consent of Holders.

Without the consent of any Holders, the Company when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or agreements or other instruments, in form and substance satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Securities, in each case in compliance with the provisions of this Indenture;

(b) to add to the covenants of the Company or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any other obligor upon the Securities, as applicable, herein or in the Securities;

(c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Securities; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

(d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

(e) to add a guarantor;

(f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

(g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; or

(h) to provide for uncertificated Securities in place of or in addition to certificated Securities.

Section 902. Supplemental Indentures and Agreements with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture or the Securities; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) change the Stated Maturity of the principal of, or any installment of interest (including Additional Interest and Additional Amounts) on, any Security, or reduce the principal amount at Maturity thereof or the rate of interest (including Additional Interest and Additional Amounts) on any Security or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof or with respect to conversion of the Securities;

(b) amend, change or modify the obligation of the Company to make and consummate an offer to repurchase Securities upon a Fundamental Change in the event of a Fundamental Change in accordance with ARTICLE FOURTEEN, including amending, changing or modifying any definitions with respect thereto;

(c) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(d) modify any of the provisions of this Section 902 or Sections 513 or 1010, except to increase the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

(e) except as otherwise permitted under ARTICLE EIGHT, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; or

(f) amend or modify any of the provisions of this Indenture relating to the subordination of the Securities in any manner adverse to the Holders of the Securities;

(g) adversely affect the right of Holders to convert Securities other than as provided in this Indenture; or

(h) reduce the principal amount or the Fundamental Change Repurchase Price of any Security, or amend or modify in any manner adverse to the Holders of Securities the Company’s obligations to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

Upon the written request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall, subject to Section 903, join with the Company in the execution of such supplemental indenture.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture or agreement or instrument, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this ARTICLE NINE or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this ARTICLE NINE, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this ARTICLE NINE shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this ARTICLE NINE may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

COVENANTS

Section 1001. Payment of Principal, Premium and Interest.

Subject to the provisions of ARTICLE TWELVE, the Company will duly and punctually pay the principal amount, interest (including Additional Interest and Additional Amounts) on the Securities in accordance with the terms of the Securities and this Indenture.

Section 1002. Maintenance of Office or Agency.

The Company will maintain an office or agency where Securities may be presented or surrendered for purchase or payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer, or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee described above and the Company hereby appoints such agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company will also maintain an office or agency where Securities may be presented for conversion (which may be the office of the Trustee described above if consented to by the Trustee). The Company will give written notice to the Trustee of the location and any change in the office. If at any time the Company shall fail to maintain such office, Securities may be presented for conversion at the office of the Company.

The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 1003. Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as Paying Agent, the Company will, before each due date of the principal of, premium, if any, or interest on any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee shall serve as the Paying Agent.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

Section 1004. Corporate Existence.

Subject to ARTICLE EIGHT, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 1005. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary shown to be due on any return of the Company or any Subsidiary or otherwise assessed or upon the income, profits or property of the Company or any Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any Subsidiary, except for any Lien if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with generally accepted accounting principles consistently applied.

Section 1006. Maintenance of Properties.

The Company will cause all material properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1006 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

Section 1007. Insurance.

The Company will at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

Section 1008. Provision of Financial Statements.

(a) The Company shall comply with Section 704 of this Indenture.

(b) So long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale of Securities Rule 144A Information, until such time as the holders of Securities have disposed of such Securities pursuant to an effective registration statement under the Securities Act.

Section 1009. Statement by Officers as to Default.

(a) The Company will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, after a review of the activities of the Company during such year or such quarter and of the Company’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof.

(b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $10,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers’ Certificate specifying such Default, Event of Default, notice or other action within five Business Days of its occurrence.

Section 1010. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1006 and 1007, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

NO REDEMPTION OF SECURITIES

Section 1101. No Rights of Redemption.

The Securities may not be redeemed, at the Company’s option, in whole or from time to time in part, for cash, at any time. No sinking fund is provided for the Securities.

ARTICLE TWELVE

RANKING

Section 1201. Ranking.

This Security constitutes a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness the Company has incurred or may incur, ranking senior in right of payment to any future Indebtedness that is expressly made subordinate to the Securities and ranking subordinate to secured Indebtedness the Company has incurred or guaranteed Indebtedness the Company has incurred.

ARTICLE THIRTEEN

SATISFACTION AND DISCHARGE

Section 1301. Satisfaction and Discharge of Indenture.

When (1) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion and the Company shall deliver to the Holders shares of Common Stock (or cash or a combination of cash or Common Stock at the Company’s option) sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on their Stated Maturity or Fundamental Change Repurchase Date, as applicable, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest (including Additional Interest and Additional Amounts, if any) accrued and unpaid to such Stated Maturity, Fundamental Change Repurchase Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive payments of the amounts then due, including interest and Additional Interest and Additional Amounts with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under the Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1303 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Securities.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if United States dollars shall have been deposited with the Trustee pursuant to this Section 1301, the obligations of the Trustee under Section 1302 and the last paragraph of Section 1003 shall survive.

Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1301 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture (Including, without limitation, Section 605), to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such United States dollars have been deposited with the Trustee.

Section 1302. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture with respect to the Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1301 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with the Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount or interest (including Additional Interest or Additional Amounts) of any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 1303. Officers’ Certificate; Opinion of Counsel.

Upon any application or demand by the Company to the Trustee to take any action under Section 1301, the Company shall furnish to the Trustee (A) an Officers’ Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and that such satisfaction and discharge will not result in a breach or violation of or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound, and (B) if requested, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Opinions of counsel required to be delivered under this Section 1303 may have qualifications customary for opinions of the type required and counsel delivering such Opinions of counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

ARTICLE FOURTEEN

REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS

UPON A FUNDAMENTAL CHANGE

Section 1401. Fundamental Change Put.

(a) In the event that a Fundamental Change shall occur, each Holder shall have the right, at the Holder’s option, but subject to the provisions of Section 1401 hereof, to require the Company to repurchase, and upon the exercise of such right, the Company shall repurchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to Section 1401, on the date (the “Fundamental Change Repurchase Date”) that is a Business Day no later than 35 Business Days after the date of notice pursuant to Section 1401(b) of the occurrence of a Fundamental Change (subject to extension to comply with applicable law). The Company shall be required to purchase such Securities at a purchase price in cash equal to 100% of the principal amount plus any accrued and unpaid interest (including Additional Interest and Additional Amounts) if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that installments of interest (including Additional Interest and Additional Amounts) on Securities whose Maturity is prior to or on the Fundamental Change Repurchase Date shall be payable to the Holders of such Securities, registered as such on the relevant Regular Record Date.

(b) On or before the 20th day after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to all Holders at their addresses shown in the Security Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(1) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

(2) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 1401 must be given;

(3) the Fundamental Change Repurchase Date;

(4) the Fundamental Change Repurchase Price;

(5) the name and address of each Paying Agent and Conversion Agent;

(6) the Conversion Rate and any adjustments thereto;

(7) that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted into Common Stock pursuant to ARTICLE FOUR of this Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(8) the procedures that the Holder must follow to exercise rights under this Section 1401 and a brief description of such rights;

(9) that Securities must be surrendered to the Paying Agent to collect payments of the Fundamental Change Repurchase Price and interest, if any;

(10) briefly, the conversion rights of the Securities, and that the Holder must satisfy the requirements set forth in the Indenture in order to convert the Securities;

(11) the procedures for withdrawing a Fundamental Change Repurchase Notice, including a form of notice of withdrawal;

(12) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest (including Additional Interest and Additional Amounts), if any, on Securities surrendered for purchase will cease to accrue on and after the Fundamental Change Repurchase Date; and

(13) the CUSIP number of the Securities.

At the Company’s request, the Trustee or the Paying Agent shall give such notice in the Company’s name and at the Company’s expense; provided, however, that in all cases, the text of such notice shall be prepared by the Company.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

Simultaneously with providing such notice, the Company will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on its website or through such other public medium as the Company may use at that time.

(c) A Holder may exercise its rights specified in subsection (a) of this Section 1401 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Securities entitled “Option of Holder to Elect Purchase” hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to any Paying Agent at any time on or before the 30th Business Day after the date of the Company’s notice of the Fundamental Change (subject to extension to comply with applicable law).

The Fundamental Change Repurchase Notice delivered by a Holder shall state (i) if certificated Securities, the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased (if not certificated, the notice must comply with appropriate Depositary procedures), (ii) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iii) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities and this Indenture.

Delivery of a Security to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 1401 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 1401, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 1401 through 1406 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1402.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 1402. Effect of Fundamental Change Repurchase Notice.

Upon receipt by any Paying Agent of the Fundamental Change Repurchase Notice specified in Section 1401(c), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 1401(c) have been satisfied) and (b) the time of book-entry transfer or delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 1401(c). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying (i) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (ii) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, such notice must comply with appropriate Depositary procedures, and (iii) the principal amount, if any, which remains subject to the Fundamental Change Repurchase Notice.

Section 1403. Deposit of Fundamental Change Repurchase Price.

On or before 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or the Business Day following the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Repurchase Date. The manner in which the deposit required by this Section 1403 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Repurchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Business Day following the Fundamental Change Repurchase Date then, on the Fundamental

Change Repurchase Date, such Security will cease to be outstanding and interest, including any Additional Interest and Additional Amounts, if any, on the Securities will cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent) and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price and any previously accrued and unpaid interest, Additional Interest and Additional Amounts upon delivery or transfer of the Securities)). The Company shall publicly announce the principal amount of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Repurchase Date.

Section 1404. Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Fundamental Change Repurchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 1405. Compliance with Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase or purchase of Securities under Section 1401, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 1401 through 1406 to be exercised in the time and in the manner specified therein.

Section 1406. Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1403 exceeds the aggregate Fundamental Change Repurchase Price together with interest (including Additional Interest and Additional Amounts), if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

New Century Financial Corporation, as Issuer

By:	/s/ EDWARD F. GOTSCHALL

Edward F. Gotschall Vice Chairman and Chief Financial Officer

Attest:	/s/ STERGIOS THEOLOGIDES

Stergios Theologides Secretary

Wells Fargo Bank, N.A., as Trustee

By:	/s/ JEANIE MAR

Name: Jeanie Mar Title: Vice President

EXHIBIT A

[Form of Restricted Securities Transfer Certificate]

RESTRICTED SECURITIES TRANSFER CERTIFICATE

(For transfers pursuant to Section 307(a)(ii) of

the Indenture referred to below)

                                                         ,

  as Securities Registrar

[                            ]

[                            ]

Re: 3.50% Convertible Senior Notes Due 2008 (the “Securities”)

Reference is made to the Indenture, dated as of July 8, 2008, (the “Indenture”), between New Century Financial Corporation, a Delaware corporation and Wells Fargo Bank, National Association, as trustee. Terms used herein and defined in the Indenture, Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to $                     aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

CURRENTLY IN BOOK-ENTRY FORM: Yes          No          (check one)

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through a Depositary (except in the name of “The Depository Trust Company”) or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States. Accordingly, the Owner hereby further certifies as:

(1)	Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

(A)	the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B)	the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

(2)	Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(A)	the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144;

(B)	the transfer is occurring after a holding period by the Owner of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company; or

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:	(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT B

[Form of Unrestricted Securities Transfer Certificate]

UNRESTRICTED SECURITIES TRANSFER CERTIFICATE

(For removal of Securities Act Legends pursuant to § 307(b))

__________________

__________________

__________________

Re:	3.50% Convertible Senior Notes due 2008 of New Century Financial Corporation (the “Securities”)

Reference is made to the Indenture, dated as of July 8, 2003, between New Century Financial Corporation, a Delaware corporation (the “Company”) and Wells Fargo Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$                     principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 307(b) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

Dated:	(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned